PRESS RELEASE


                        GREATER ATLANTIC FINANCIAL CORP.
                        ANNOUNCES RECEIPT OF AND APPEALS
                        NASDAQ STAFF DETERMINATION LETTER

         Reston, Virginia - August 22, 2006. Greater Atlantic Financial Corp. (Nasdaq: GAFC) (the "Company"), the holding company for Greater Atlantic Bank (the "Bank"), announced today that on August 17, 2006, it received a Nasdaq Staff Determination Letter indicating that the Company fails to comply with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2006 with the Securities and Exchange Commission (the "SEC"). As a result, the Company's common stock is subject to delisting from The Nasdaq Global Market and Nasdaq will suspend trading of the Company's common stock at the opening of business on August 28, 2006, unless the Company appeals the Staff Determination.

         The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Staff Determination. The hearing request will stay the delisting of the Company's common stock, which will continue to trade on The Nasdaq Global Market pending the Panel's final determination. Hearings before the Panel typically occur within 30 days of the hearing request. There can be no assurance that the Panel will grant the Company's request for continued listing.

         Marketplace Rule 4310(c)(14) requires the Company to file with Nasdaq copies of all reports and other documents filed or required to be filed with the Securities and Exchange Commission (the "SEC"). As previously announced and as disclosed in a Notification of Late Filing (Form 12b-25) that the Company filed with the SEC on August 11, 2006, the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 because of the Company's ongoing investigation of an unreconciled inter-company account between the Bank and Greater Atlantic Mortgage Corporation, the Bank's wholly-owned mortgage banking subsidiary that has terminated operations.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.